                            LEASE AGREEMENT

     THIS INDENTURE OF LEASE, made and entered into by and between CHROMATEX, INC., a corporation organized and existing under the laws of the State of New Jersey (hereinafter referred to as the "Lessor"), and CULP, INC., a corporation organized and existing under the laws of the State of North Carolina (hereinafter referred to as the "Lessee").

                          W I T N E S S E T H:

     THAT FOR AND IN CONSIDERATION of the payment of the rent and mutual covenants herein contained, Lessor does hereby lease, demise, and let unto Lessee and Lessee does hereby hire and take from Lessor the real property described on the attached Exhibit A, located in Luzenne County, Pennsylvania.

     The property described on the attached Exhibit A is herein referred to as the "Premises."

     1. TERM AND OPTION TO RENEW. The term of this lease shall be for a period of three (3) years, commencing on November 1, 1993 and terminating on October 31, 1996 at 12:00 P.M.

     Lessee shall have options to extend this lease for four
(4) additional terms of three (3) years each, which options must be exercised by Lessee in writing at least six (6) months prior to the expiration of the term preceding the term for which the option is being exercised. Notice of exercise of an option shall be effective when received or when deposited in the United States Mail, postage prepaid, correctly addressed and sent certified, return receipt requested. If Lessee exercises the first three (3) year option, the rent payable and the other terms of the lease shall be the same as during the initial term of the lease.

     If the option to exercise the Lease for the second three
(3) year period beginning six (6) years from the date of this Lease is exercised, the rent beginning on the date which is six (6) years after the date of this Lease (the "First Adjustment Date"), shall be increased in a proportion reflecting the total increase in the Consumer Price Index for the preceding six-year period, which increase shall be calculated as follows: multiply the initial

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rental rate by a fraction, the numerator of which is the Consumer
Price Index, United States -- All Items for All Urban Consumers for November 1, 1999 and the denominator of which is such index figure on the same basis for November 1, 1993.

     If the Lessee exercises its option for the third three
(3) year option period beginning nine (9) years from the date of this Lease, the rent payable for such three (3) year period beginning on the date which is nine (9) years from the date of this Lease (the "Second Adjustment Date"), and effective for the succeeding three (3) year period, shall be increased in a proportion reflecting the total increase in the Consumer Price Index for the preceding three-year period, which increase shall be calculated as follows: multiply the rental rate beginning on the First Adjustment Date by a fraction, the numerator of which is the Consumer Price Index, United States -- All Items for All Urban Consumers for November 1, 2002 and the denominator of which is such index figure on the same basis for November 1, 1999.

     If the Lessee exercises its option for the fourth three
(3) year option period beginning 12 years from the date of this lease, the rent payable for such three year period beginning on the date which is twelve (12) years from the date of this lease (the "third adjustment date"), and effective for the succeeding three
(3) year period, shall be increased in the-proportion reflecting the total increase in the Consumer's Price Index for the preceding three (3) year period, which increase shall be calculated as follows: multiply the rental rate beginning on the Second Adjustment Date by a fraction, the numerator of which is the Consumer's Price Index, United States--all items for all urban consumers for November 1, 2005 and the denominator of which is such index figure on the same basis for November 1, 2002.

     2. RENT. Lessee shall pay rent of Twelve Thousand Five
Hundred Dollars ($12,500.00) a month to Lessor for the term of this lease. The first installment of rent shall be paid on the commencement date hereof, and shall be payable on the 1st day of each month during the term of this lease.

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     3. QUIET POSSESSION. Lessor warrants and covenants that
it has full legal rights to lease the Premises and that Lessee, on payment of the rent herein provided and performing the covenants and conditions herein contained, shall have quiet and peaceful possession of the Premises during the lease term and any renewals or extensions thereof.

     4. CONDITIONS OF PREMISES. Lessee hereby acknowledges that it has inspected and is acquainted with the Premises and hereby accepts the same in their present condition.

     5. REPAIR. Lessor shall keep the roof, outside walls and foundations of the building on the Premises in a good state of repair at its expense, except for damage caused by Lessee; provided, however, Lessor shall have no liability whatsoever for any failure or delay in making repairs if such failure or delay is due in whole or in part to any cause beyond its reasonable control, unless it is guilty of gross negligence or willful misconduct. Should Lessor fail to make any such repair, Lessee may, at its election, but shall not be obligated so to do, by giving Lessor not less than 30 days notice in writing of its intent so to do, make such repairs, provided the cost thereof does not exceed the lesser of $15,000 or the amount of rent payable during the remainder of the term hereof; and any amounts paid by Lessee for such purposes shall be deemed an advance payment of the monthly installment or installments of rent next becoming due and shall offset the same. Lessee shall, at its expense, keep all other aspects of the premises, heating and air conditioning in a reasonably good state of repair and agrees that it will quit and peaceably surrender the Premises, heating and air conditioning to Lessor in a good and substantial state of repair upon termination hereof, whether by lapse of time or otherwise, normal wear and tear and damage by fire or other casualty excepted.

     6. REMODELING. Lessee shall not make any improvements, remodeling, alterations or structural changes to the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld.

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     7. INSURANCE. Lessee, at its expense, shall carry such
fire and casualty insurance on the Premises in amounts as is necessary to provide full replacement and cost coverage and from companies licensed in Pennsylvania. Lessor and Lessee further mutually agree to waive any and all claims which one may have against the other for any losses paid to them under a policy or policies insuring the Premises or its contents and will obtain waivers of subrogation from their respective insurers. Lessor shall be named as an additional insured on such policy or policies. The above policy may be furnished by Lessee under any blanket policy carried by Lessee or by separate policy. Lessee shall prior to the beginning of the term of this lease, provide Lessor with evidence that such insurance is in effect. The evidence of insurance provided by Lessor to Lessee shall contain a provision that such insurance shall not be canceled without at least ten (10) days prior written notice being furnished by the insurer to Lessor. Lessee shall also carry, at its own expense, such insurance on the contents of the building as Lessee deems necessary.

     8. LIABILITY INSURANCE. Lessee agrees, at its own expense, to carry comprehensive General Liability Insurance in an amount not less than $1,000,000.00 for injuries to any one person, not less than $2,000,000.00 for injuries to more than one person, and $1,000,000.00 for property damage arising out of any one occurrence issued by a company licensed in Pennsylvania and to have Lessor named as an additional insured on such policy or policies. Lessee shall, prior to the beginning of the term of this lease, provide Lessor with proof that such insurance is in effect. The evidence of insurance provided by Lessor to Lessee shall contain a provision that such insurance shall not be canceled without at least ten (10) days prior written notice being furnished by the insurer to Lessor. Lessee hereby assumes all risk and liability which, but for this paragraph, might be imposed upon Lessor for loss of life or injury to persons or property as the result of Lessor's interest in the Premises, the terms of this lease, for the manifest condition of the Premises, or from the maintenance, repair, lack of maintenance, lack of repair, alteration, remodeling or construction on the Premises, and agrees to indemnify and save harmless Lessor from such liability. Notwithstanding the foregoing, Lessee shall not be liable for nor indemnify nor save Lessor harmless from liability for the acts or omissions of Lessor or its agents, contractors or employees, and Lessor shall indemnify and save Lessee harmless from such liability. Lessee shall keep such other insurance, including fire and other property insurance on its equipment and inventory, as it may deem necessary.

     9. INDEMNIFICATION OF LESSOR. Lessee will indemnify
Lessor and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or property damage arising out of any occurrence in, upon or at the leased Premises; or the occupancy or use by Lessee of the leased Premises or any part thereof or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, licensees, invitees, employees or servants. Notwithstanding the foregoing, Lessee shall not be liable for nor indemnify nor save Lessor harmless from liability for the acts or omissions of Lessor or its agents, contractors or employees, and Lessor shall indemnify and save Lessee harmless from such liability. The parties mutually agree that this paragraph shall not grant an insurer the right of subrogation waived as required by Paragraph 7 hereof.

     10. EQUIPMENT REMOVAL. Lessee shall have the right to install, own, and maintain any fixtures, furniture, equipment or other personal property on the Premises which it deems necessary to use in the operation of its business, and Lessor agrees that upon expiration of this lease, Lessee may remove the same provided such removal can be effected without damage to the Premises or any damage to the Premises by such removal is repaired by Lessee at its expense.

     11. UTILITIES. All utilities shall be furnished and paid for by Lessee.

     12. USE OF PREMISES. Lessor agrees that Lessee may use the Premises for any lawful purpose. Lessee agrees that it will not occupy or use the Premises nor permit the same to be used or occupied for any business that is unlawful, and that it will comply with and abide by all lawful requirements of Municipal, State, and Federal authorities respecting the manner in which it uses the Premises.

     13. ASSIGNMENT AND SUBLETTING. Lessee shall have the right to sublet any or all of the Premises, however the subletting of any space shall not relieve Lessee from its obligations hereunder.

     14. EVENTS OF DEFAULT. Each of the following shall be an event of default hereunder:

     a. Default in the payment of rent or other payments due hereunder which default continues for a period of ten (10) days after receipt of written notice of such default by Lessee;

     b. If Lessee shall fail to perform or observe any other covenant or condition of this lease to be performed or observed by Lessee, and such failure continues for a period of thirty (30) days after receipt of written notice thereof by Lessee; provided that, if such default cannot be cured in thirty (30) days, Lessee shall not be in default if Lessee commences cure in such period and thereafter pursues the same diligently to completion;

     c. If Lessee abandons or vacates the Premises;

     d. If Lessee should make an assignment for the benefit of creditors;

     e. Provided Lessee does not contest or
unsuccessfully contest the same, the filing, execution or occurrence of:

     i. a petition in bankruptcy by or against Lessee

     ii. a petition or answer seeking a
reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act;

     iii. adjudication of Lessee as a bankrupt or insolvent;

     iv. a petition or other proceeding by or against Lessee for, or the appointment of, a trustee receiver, guardian, conservator or liquidator of Lessee with respect to all or a substantial part of its property or the leased Premises;

     v. a petition or other proceeding by or
against Lessee for its dissolution or liquidation, or the taking or possession of the property of Lessee by any governmental authority in connection with the dissolution or liquidation of Lessee other than as a result of a tax-free reorganization as said term is defined by the Internal Revenue Code; or

     vi. the taking by any person, firm, or
corporation of the leasehold created hereby or any part thereof by execution, attachment or other process of law or equity except as otherwise provided herein.

     15. REMEDIES ON DEFAULT. Upon an occurrence of an event of default, Lessor may, at its election, in addition to any other remedy or right provided herein or by law, immediately or at any time after the occurrence of any event of default, and without notice or demand but with such due process of law as is required, enter upon the Premises or any part thereof and upon such entry this lease shall terminate; provided however, no such entry, resumption or possession, termination, or any reletting of the Premises shall be deemed to be an acceptance or surrender of this lease or a waiver of the rights of Lessor hereunder unless Lessor so elects. Acceptance of payment of rentals by Lessor after such entry or termination shall not be considered a confirmation or renewal of this lease.

     16. RELETTING. Upon termination of this lease as above provided, Lessor shall use reasonable efforts to relet the Premises. Lessor shall be deemed to have used reasonable efforts if it leases the whole or any part of the premises, separately or with other premises for any period equal to or less than, or extending beyond, the remainder of the original term; for any commercially reasonable sum or to any tenant or for any use it reasonably deems satisfactory or appropriate, and refusal to let to any use not expressly permitted under any paragraph or section of this lease shall not be, deemed to be an unreasonable act on behalf of Lessor. Any rentals collected by Lessor upon such reletting shall first be applied to the reasonable expenses incurred by Lessor in such reletting (not including costs of refitting or new construction) and then to offset the liability of Lessee hereunder; provided, however, Lessor shall be entitled to retain without liability to Lessee any sums in excess of the liability of Lessee to Lessor.

     17. EMINENT DOMAIN. The parties mutually agree that in the event the whole or any part of the Premises shall be taken for any public or quasi-public use under any statute, or by right of eminent domain, or by private purchase and conveyance in lieu thereof, or in connection therewith, any compensation shall be paid to Lessor and Lessee separately, as their respective interests and rights are established, and in the event Lessee determines that the leased property remaining after such taking or conveyance is insufficient to continue its business, this agreement shall terminate at the exclusive judgment and determination of Lessee. Lessor agrees that if Lessee elects to continue this agreement after such a partial taking or conveyance, Lessor shall repair and restore the premises as nearly as possible to the condition that existed prior to such taking and a pro rata abatement of rent for the balance of the term of this agreement shall be effective as of the date of such taking. The parties further mutually agree that in the event of a substantial taking during the last six (6) months of the term hereof, Lessor shall have no obligation to restore unless Lessee has exercised any remaining extension option and has waived its right to terminate hereunder, and in any event, Lessor shall not be required to expend an amount for the restoration which is greater than the compensation award it receives.

     18. HOLDOVER TENANCY. In the event Lessee continues to occupy the Premises upon termination hereof, whether by lapse of time or otherwise, such tenancy shall be deemed to be a tenancy from month to month and either party may terminate the same by giving the other thirty (30) days written notice of termination.

     19. NOTICE. All notices or communications required or permitted to be given hereunder shall be in writing and shall be mailed or delivered to the respective addresses set forth below, or to such other address as may be designated in writing by the party to receive such notice.

To Lessor as follows:

Mr. Ronald W. Satterfield
Chromatex, Inc.
P. 0. Box 40
Rossville, Georgia 30741

With a copy to:

John C. Mooney, Esquire
Heiskell, Donelson, Bearman, Adams,
Williams & Caldwell, P.C.
1800 Republic Centre
Chattanooga, Tennessee 37450-1800

To Lessee as follows:

Mr. Frank Saxon
P. 0. Box 2686
101 South Main Street
High Point, North Carolina 27261

With a copy to:

Hank Ralston, Esquire
Robinson, Bradshaw & Hinson, P.A.
1900 Independence Center
101 North Tryon Street
Charlotte, North Carolina 28246

     20. SEPARABILITY. The parties mutually agree that each and every covenant and agreement contained in this agreement shall for all purposes be construed to be a separate and independent covenant and agreement, and a breach of any covenant or agreement herein by either party shall in no way or manner discharge or relieve the other party from its obligation to perform each and every covenant and agreement herein. The parties further mutually agree that if any provision hereof or any remedy herein provided for shall be invalid under any applicable law, such provision shall be inapplicable and deemed omitted but the remaining provisions hereof, in accordance with the manifest intent hereof shall be valid and enforceable to the fullest extent permitted by law.

     21. WAIVER. Either party may, in its discretion, from time to time in writing, signed by the party to be charged grant indulgences, extensions, dispensations or other privileges to the other with respect to any requirement or provision of this agreement, but no such indulgence, extension, dispensation, waiver or omission of either party shall, or shall be construed to have affected any implied amendment hereto or to have established a custom or practice binding such party or to be a waiver of any requirement or provision in the future or an acquiescence to any future default, nor prevent the strict enforcement of any provision hereto at any other time.

     22. INSPECTION. Lessor or Lessor's agents shall have the right to enter upon the Premises at all reasonable times to examine the same; provided, however, such examination and inspection of the Premises shall be done in a manner which will not interfere with the business of Lessee and, except in emergencies, shall be allowed only after reasonable advance notice and only during regular business hours. During the last ninety (90) days of the term of this agreement, Lessor shall be permitted to affix a "For Lease" or "For Sale" sign on the Premises and to show the same to prospective purchasers or tenants provided such placing and showing shall not interfere with the business of Lessee.

     23. ENTIRE AGREEMENT. This lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect.

     24. APPLICABLE LAW. It is mutually agreed that this agreement shall be construed in accordance with the laws of the State of Pennsylvania.

     25. CAPTIONS. The captions are inserted herein only as a convenience and for reference and in no way define, limit, or describe the scope of this agreement nor the intent of any provisions hereof.

     26. TAXES. Lessee shall pay all real property taxes on the Premises. For the first year of the Lease, Lessee shall pay only the portion of the taxes for 1993 for November and December of 1993 and the balance of 1993 property taxes shall be paid by Lessor. The amount payable for such taxes for 1993 shall be payable by Lessee to Lessor and Lessor shall pay the taxing authorities for 1993 taxes prior to delinquency. Such taxes for 1993 shall be paid by Lessee to Lessor on or before December 15, 1993. The amount payable for taxes for all of the years of the leases which shall include the option period if the lease is extended shall be paid by Lessee to Lessor by December 15th of each year except that the taxes payable by Lessee for the last year of the lease which shall be property taxes for ten (10) months of such year shall be paid on or before the last date of the lease, and Lessor shall pay the taxing authority for the taxes prior to delinquency.

     27. SUCCESSORS AND ASSIGNS. The covenants, stipulations, agreements, and conditions herein shall inure to the benefit of and shall be binding upon the successors and assigns of the respective parties hereto, subject to all the terms, conditions and contingencies herein set forth. Provided, however, that this lease cannot be assigned by Lessee without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Furthermore, in the event of an assignment, Lessee shall continue to be liable pursuant to the terms of this lease.

28. DAMAGES TO PREMISES. If all or a portion of the Premises are rendered untenable or damaged by any casualty, the damage shall be repaired forthwith by and at the expense of Lessor. Except as set forth herein below, until such repairs are completed, the rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of business.

     No damages, compensation or claims shall be payable by Lessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises. Lessor shall use its best efforts to effect such repair or restoration promptly and in such a manner as to not unreasonably interfere with Lessor's use and occupancy.

     A total destruction of the Premises in the last two (2) years of the lease term shall automatically terminate this Lease Agreement unless Lessee exercises at least one (l) remaining extension option within sixty (60) days after such destruction.

     Lessor shall not be required to expend more for the restoration of the damage to the premises than the amount of insured proceeds received by Lessor.

     Lessor shall not be obligated to repair any damage to any portion of Lessee's personal property located on the Premises.

     29. OFF-SET STATEMENTS AND MORTGAGE SUBORDINATION.
Within fifteen (15) days after a request therefor by either party, or in the event that upon any sale, assignment or hypothecation of the Premises by Lessor or Lessee an off-set statement shall be required from the other party, said party agrees to deliver a certificate to any proposed mortgagee, purchaser or assignee, or to Lessor or Lessee, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or off-sets thereto, or stating those claimed by Lessee or Lessor.

     Lessee shall, upon the request of the Lessor, in writing, subordinate this Lease and the lien hereof from time to time to the lien of any future mortgage to a bank, insurance company or similar financial institution, irrespective of time of execution or time of recording of such mortgage or mortgages, provided the holder of such mortgage shall enter into an agreement with Tenant, in recordable form, which, in substance, shall provide that, in the event of foreclosure or other right asserted under the mortgage by the holder or assignee thereof, this Lease and the right of Lessee hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provision of this Lease. Such mortgage holder shall further agree to make casualty insurance proceeds available for restoration, as required hereunder. Lessee shall, if requested by the holder of any such mortgage, be a party to said agreement, and shall agree in substance that if the mortgagee or other person claiming under such mortgage shall succeed to the interest of Lessor, Lessee shall recognize and attorn to such mortgagee or person as its Landlord under the terms of this Lease. Lessee agrees that Lessee shall, upon the request of Lessor, execute, acknowledge and deliver any and all instruments necessary to effectuate, or to give notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, similar instruments and modifications, consolidations, extensions, renewals, replacements of substitutions therefor.

     30. HAZARDOUS MATERIAL. With respect to any Hazardous
Materials which Lessee, its agent or, employees, may use, handle, store or generate in the conduct of Lessee's business at the Demised Premises, Lessee covenants and agrees that:

     a. it will comply with all applicable Environmental
Laws which relate to the treatment, storage, transportation and handling of Hazardous Materials.

     b. it will in no event permit or cause any disposal of any Hazardous Materials in, on or about the Demised Premises and in particular will not deposit any Hazardous Materials in, on or about the floor of the Building or in any drainage system or in the trash containers which are customarily used for the disposal of solid waste;

     c. with respect to any off-site disposal, shipment, storage, recycling or transportation of any Hazardous Materials, it will properly package the Hazardous Materials and shall cause to be executed, duly filed and retained all records required by applicable Environmental Laws;

     d. it will at all reasonable times after prior written notice during reasonable hours, permit Lessor or its agents or employees to enter the Demised Premises to inspect the same for compliance with the terms of this Section; and

     e. upon the termination of this Lease, it will, at its expense, remove all Hazardous Materials from the Demised

Premises which were placed on the Demised Premises by Lessee and otherwise comply with all applicable Environmental Laws.

     In the event that Lessee fails to comply with any of the provisions contained in this Section, Lessee agrees to hold harmless and indemnify Lessee from and against any and all claims, loss, costs, damages and expenses, including reasonable attorneys' fees, which may arise in connection therewith. The obligations of Lessee under the terms of the previous sentence shall not be effective, however, in the event that any such non-compliance results from, or to the extent such non-compliance is attributable to, the acts, omissions or negligence of Lessor or Lessor's agents, employees or contractors. The terms of this Section shall expressly survive the expiration or earlier termination of this Lease.

     "Environmental Laws" means any and all federal, state, local or municipal environmental, land use, zoning, health, chemical use, safety and sanitation laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material, as not or may at any time hereafter be in effect relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials, including, without limitation, the Clean Water Act (also known as the Federal Water Pollution Control Act) ("FWPCA"), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., the Clean Air Act ("C"), 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq., the Safe Drinking Water Act ("SDWA"), 42 U.S.C. Section 300f et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Section 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"),

Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCA"), 42 U.S.C. Section 1101 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA") 29 U.S.C. Sections 655 and 657, any other Environmental Law together with amendments thereto, regulations promulgated thereunder and all substitutions thereof, rules, regulations, policies, guidelines, interpretations, decisions and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Hazardous Material" means, without limitation, any flammables, explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the RCRA, the TSCA, or any other Environmental Law or the regulations promulgated thereunder and substitutions thereof as are now or hereafter in effect. Such term also means any other waste, substance or material that exhibits any of the characteristics enumerated in 40 C.f.R. Sections 261.20-261.24, inclusive, and those extremely hazardous substances listed under Section 302 of SARA that are present in threshold planning or reportable quantities as defined under SARA and toxic or hazardous chemical substances that are present in quantities that exceed exposure standards as those terms are defined under Sections 6 and/or 8 of OSHA, Radon and any asbestos or asbestos-containing substances whether or not the same are defined as hazardous, toxic, dangerous waste, a dangerous substances or dangerous material or gas in any Environmental Law.

     31. ATTORNEYS' FEES. If any party to this Lease
Agreement must engage the services of an attorney to enforce the provisions of this Agreement, the attorneys' fees of the prevailing party shall be paid by the non-prevailing party.

     IN TESTIMONY WHEREOF, the Lessor and Lessee have executed this Lease Agreement on this the 1st day of November, 1993.

                           CHROMATEX, INC.

                           By: (Signature of Ronald W. Satterfield)
                                                             LESSOR


                           CULP, INC.
                           By: (Signature of Franklin M. Saxon)
                                     VP & CFO                LESSEE

STATE OF NORTH CAROLINA
COUNTY OF  MECKLENBURG

     Before me, Kimberly A. Langstaff, a Notary Public in and for the State and County aforesaid, personally appeared
Ronald W. Satterfield, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Executive Vice President of Chromatex, Inc., the within named bargainor, a corporation, and that he as such Executive Vice President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Executive Vice President.

     WITNESS my hand and seal at office, on this the 1st day of November, 1993.

                                           Kimberly A. Langstaff
                                               Notary Public

                                           My Commission Expires:  11/5/97

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

     Before me, Kimberly A. Langstaff, a Notary Public in and for the State and County aforesaid, personally appeared Franklin N. Saxon, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Vice President & CFO of Culp, Inc., the within named bargainor, a corporation, and that he as such Vice President & CFO, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Vice President & CFO.

     WITNESS my hand and seal at office, on this the 1st day of November, 1993.

                                           Kimberly A. Langstaff
                                               Notary Public
                                           My Commission Expires: 11/5/97


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                               EXHIBIT A

                            LEGAL DESCRIPTION

     A11 those pieces or parcels of land located in Valmont lndustrial Park, Hazle Township, Luzerne County, Commonwealth of
Pennsylvania, bounded and described as follows, to wit:

                               PARCEL ONE

     BEGINNING at a point in the eastern side of a sixty (60') wide road, known as Jaycee Drive, said point being the following three (3) courses and distances from the set stone marking the northwest corner of Mary Kunkle Tract: (1) South Eighty-Four degrees One minute West (S. 84- 01'W) Two Hundred Sixty-Four and Three-Hundredths (264.03) feet; (2) South Thirty-Six degrees Fifteen minutes West (S. 36-15'W) Seven Hundred Eighteen and Twenty-Four Hundredths (718.24') feet; (3) South Fifty-Three degrees Forty-Five minutes East (S. 53-45'E) Thirty (30') feet to the place of BEGINNING.

     THENCE South Fifty-Three degrees Forty-Five minutes East
(S. 53-45'E) through and along a north line of lands, now or late of Greater Hazleton Community-Area New Development Organization, Inc. Four Hundred Seventy-Five 475') feet to a corner of lands, now or late of Greater Hazleton Community-Area New Development Organization, Inc.;

     THENCE South Thirty Six degrees Fifteen minutes West
(S.36- 15'W) along line between lands, now or late of Greater Hazleton Community-Area New Development Organization, Inc. and Oakmount, Inc. formerly the Valmont Golf Association, Inc. Five Hundred Fifty (550') feet to a common corner between lands, now or late of Greater Hazleton Community-Area New Development Organiza-tion, Inc. and said Oakmount, Inc., formerly the Valmont Golf Association, Inc.;

     THENCE North Fifty-Three degrees Forty-Five minutes West
(N. 53 45'W) through lands, now or late of Greater Hazleton Community-Area New Development Organization, Inc. and line dividing Site 26 and 27, Four Hundred Seventy-Five (475') feet to the East side of above mentioned Sixty (60') foot wide road, known as Jaycee Drive;

     THENCE North Thirty-Six degrees Fifteen minutes East (N.
36-15'E) along east side of said Sixty (60') foot wide road, known as Jaycee Drive Five Hundred Fifty (550') feet to the place of BEGINNING.

     CONTAINING Six (6) acres more or less excepting therefrom a right-of-way granted to the Hazleton City Authority on July 14, 1964 for a 12" water transmission line across the northerly portion of the above described parcel of land. The aforesaid right-of-way is more particularly set forth in a Grant of Easement dated the 14th day of July, 1964, between the Greater Hazleton Community-area New Development Organization, Inc. and the Hazleton City Authority, which Grant of Easement is recorded in the Recorder of Deeds Office in and for Luzerne County in Deed Book 1549, Page 814, and which Grant provides, inter alia, on Page 815 of Deed Book 1549, as follows; "The above described line being the center line for a permanent right-of-way Or a uniform width Or twelve (12' feet, six
(6) feet on either side of the center line****".

     CONTAINING a one-story general purpose industrial building.


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                               PARCEL TWO

     BEGINNING at a point in the eastern right-of-way of Jaycee Drive, being the Northwest corner of lands, now or late of All-Steel Equipment, Inc. and the Southwest corner of lands, now or formerly Wallace Metal Products, Inc.

     THENCE along the Northern line of lands, now or late of All-Steel Equipment, Inc. South fifty-three degrees forty-five minutes East (S. 53- 45'E) for a distance of one thousand feet (1,000.00') to a point in the P.P. & L. Co. right-of-way;

     THENCE along the West right-of-way line of the P.P. & L.
Co. South thirty-six degrees fifteen minutes West (S. 36- 15'W) for a distance of forty feet (40') to a point;

     THENCE through the lands, now or late of All-Steel
Equipment, Inc., North fifty-three degrees forty-five minutes West (N.53- 45'W) for a distance of one thousand feet (1,000.00') to a point in the East right-of-way of Jaycee Drive;

     THENCE along the east side of Jaycee Drive North Thirty-
Six degrees fifteen minutes East (N.36- 15'E) for a distance of forty feet (40.00') to a point and the place of beginning.

     CONTAINING Ninety-Two one-hundredths (0.92) acres.

PARCELS ONE AND TWO BEING the same premises conveyed to the Valmont Group, a General Partnership composed of Alan H. Cherenson, Stanley Siegel, Charles Gochenaur, Alan Shulman, James Cochrane and Joseph
D. Byrnes, Co-partners, by deed of Greater Hazleton Community-Area New Development Organization, Inc., dated July 11, 1978 and recorded July 11, 1978 in Luzerne County Deed Book Volume 1961 at page 277 and re-recorded on January 19, 1979 in Deed Book Volume 1980 at page 19. AND THE SAID Charles Gochenaur assigned all of his right, title and interest as partner in and to The Valmont

Group to the remaining partners by Assignment of Interest in Partnership dated January 31, 1986.

ASSESSMENT PLATE 26-2-1314-2-D3-D1-D2-1
Map n/k/a Pin NO. T7S7-B1-L4

EXCEPTING OUT OF THE PROPERTY GRATED HEREIN the following parcel, which The Valmont Group (with the consent of Chromatex, Inc.)
conveyed or are about to conveyed to Hazle Township by deed recorded or about to be recorded in the office for the recording of deeds in Luzerne County:

     ALL THAT CERTAIN lot or piece of ground
situate in the Township of Hazle, County of Luzerne and Commonwealth of Pennsylvania, bounded and described as follows, to wit:

     STARTING at a point on the southerly
right-of-way line of Jaycee Drive, said point also being the northeast corner of lands of Chromatex Incorporated;

     THENCE along said lands South fifty-
three degrees, forty-five minutes East
(S53-45'E) four hundred forty-three and twen-ty-four one-hundredths (443.24') feet to a point, the PLACE OF BEGINNING.

     THENCE continuing along said lands South fifty-three degrees, forty-five minutes East
(S53-45E) thirty-one and seventy-six one-hundreds (31.76') feet to a point;

     THENCE along said lands South thirty-six degrees, fifteen minutes West (S36-15'W) ninety and twenty-three one-hundredths
(90.23') feet to a point;

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     THENCE through the lands of Chromatex
Incorporated North three degrees, fifty-six minutes, forty-three seconds East
(N03-56'43"E) fifty-nine and forty-three one-hundredths (59.43') feet to a point;

     THENCE through lands of the same North
thirty-six degrees, fifteen minutes East
(N36-15'E) forty (40.00') feet to a point, the PLACE OF BEGINNING.

     CONTAINING: 2,068.05 square feet.

     BEING PART OF PARCEL ONE conveyed to the
Grantors herein by Deed dated January 18,

1979 and recorded in the Office of the Re-corder of Deeds in and for Luzerne County on January 19, 1979 in Deed Book 1980, page 19.

The Property Identification Number of the above-described parcel is T7 001 004.